EXHIBIT 32.2



                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of YoCream International, Inc. (the Company) on Form 10-Q for the quarter ended July 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, W. Douglas Caudell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:     September 15, 2003                By:   /s/ W. Douglas Caudell
                                            W. Douglas Caudell, Chief
                                            Financial Officer


This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to YoCream International, Inc. and will be retained by YoCream International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.